As filed with the Securities and Exchange Commission on June 3, 1998
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                          CRESTAR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           VIRGINIA                                              54-0722175
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              919 East Main Street
                            Richmond, Virginia 23219
                                 (804) 782-5000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 Linda F. Rigsby
                  Senior Vice President and Corporate Secretary
                          Crestar Financial Corporation
                              919 East Main Street
                            Richmond, Virginia 23219
                                 (804) 782-7738
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                              Lathan M. Ewers, Jr.
                                Hunton & Williams
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum     Proposed Maximum
       Title of Each Class of        Aggregate Amount  Offering Price Per   Aggregate Offering       Amount of
    Securities to be Registered      to be Registered         Unit               Price(1)         Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $5 par value, per share     124,298           $57.4375            $7,140,000             $2,107
--------------------------------------------------------------------------------------------------------------------
 Preferred Share Purchase Rights(2)    62,149 rights           N/A                  N/A                 N/A
--------------------------------------------------------------------------------------------------------------------

(1) This amount was calculated pursuant to Rule 457(c) on the basis of $57.4375 per share, which was the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 1, 1998.
(2) The Rights to purchase Participating Cumulative Preferred Stock, Series C will be attached to and will trade with shares of the Common Stock of the Company.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

RED HERRING:
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                    SUBJECT TO COMPLETION, DATED JUNE 3, 1998
Prospectus
                          Crestar Financial Corporation
                                     ------
                         124,298 Shares of Common Stock
                                  ------------
         This Prospectus relates to the offer and sale from time to time by the selling stockholder named herein (the "Selling Stockholder") of up to 124,298 shares of the Common Stock, par value $5.00 per share (the "Common Stock"), of Crestar Financial Corporation (together with its subsidiaries, the "Company") owned by the Selling Stockholder. This registration of the Common Stock does not necessarily mean that any of the Common Stock will be offered or sold by the Selling Stockholder.

         The Company's Common Stock is traded on the New York Stock Exchange under the symbol "CF." The average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June __, 1998 was $______ per common share.

         The Selling Stockholder from time to time may offer and sell the Common Stock directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any underwriters, agents or broker-dealers and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Selling Stockholder reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Common Stock to be made directly or through agents.

         The Company will not receive any cash proceeds from the sale of any Common Stock by the Selling Stockholder but will bear certain expenses of registration of the Common Stock under federal and state securities laws.

         The Selling Stockholder and any agents or broker-dealers that participate with the Selling Stockholder in the distribution of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Common Stock may be deemed to be underwriting commissions or discounts under the Securities Act.

                                  ------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                                  ------------

                 The date of this Prospectus is June ___, 1998.

                                TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS.................................................3
THE COMPANY................................................................4
SELLING STOCKHOLDER........................................................4
PLAN OF DISTRIBUTION.......................................................4
AVAILABLE INFORMATION......................................................5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................6
LEGAL OPINION..............................................................6
EXPERTS....................................................................6




NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MADE HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE THEIR MARKET PRICES, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF SHORT POSITIONS IN THE COMMON STOCK MAINTAINED BY ANY UNDERWRITERS OF THE COMMON STOCK AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."




                           FORWARD-LOOKING STATEMENTS

         This Prospectus, any Prospectus Supplement and the documents incorporated by reference herein may contain forward-looking statements with respect to the Company's financial condition and results of operations. These forward-looking statements may involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, an increase in competitive pressures in the banking industry, economic conditions on both a regional and national basis, adverse technological change, changes in the interest rate environment or the Company's interest rate risk position, and the impact of future legal and regulatory actions, including the establishment of federal deposit insurance rates. It is important to note that the actual results may differ materially from those projected in forward-looking statements.

                                   THE COMPANY

         Crestar is the holding company for Crestar Bank. At March 31, 1998, Crestar had approximately $26.1 billion in total assets, $17.0 billion in total deposits and $2.1 billion in total shareholders' equity.

         In 1963, six Virginia banks combined to form United Virginia Bankshares Incorporated ("UVB"), a bank holding company formed under the Bank Holding Company Act of 1956 (the "BHCA"). UVB (parent company of United Virginia Bank) extended its operations into the District of Columbia by acquiring NS&T Bank, N.A. on December 27, 1985 and into Maryland by acquiring Bank of Bethesda on April 1, 1986, Loyola Federal Savings Bank, Baltimore, on December 31, 1995, and Citizens Bank on December 31, 1996. On September 1, 1987, UVB became Crestar Financial Corporation. On November 14, 1996, all of Crestar's banking subsidiaries were consolidated into Crestar Bank.

         Crestar serves customers through a network of 609 banking offices as of December 31, 1997. Crestar Bank offers a broad range of banking services, including various types of deposit accounts and instruments, commercial and consumer loans, trust and investment management services, bank credit cards and international banking services. Crestar's subsidiary, Crestar Insurance Agency, Inc., offers a variety of personal and business insurance products. Securities brokerage and investment banking services are offered by Crestar's subsidiary, Crestar Securities Corporation. Mortgage loan origination, servicing and wholesale lending are offered by Crestar Mortgage Corporation, and investment advisory services are provided by Crestar Asset Management Company, both of which are subsidiaries of Crestar Bank. These various Crestar subsidiaries provide banking and non-banking services throughout Virginia, Maryland and Washington, as well as certain non-banking services to customers in other states.

         The executive offices of the Company are located in Richmond, Virginia at Crestar Center, 919 East Main Street. Crestar's Operations Center is located in Richmond. Regional headquarters are located in Norfolk and Roanoke, Virginia, Washington, D.C., and Baltimore, Maryland.


                               SELLING STOCKHOLDER

         Certain information regarding the Selling Stockholder appears in the table below. The Common Stock was issued to the Selling Stockholder in the Company's purchase of the assets and assumption of liabilities of Executive Auto Leasing, Inc. The Company has filed a registration statement, of which this prospectus is a part, to facilitate the resale of such securities.


       Selling Stockholder and                         Common Stock Owned
       Relationship to Issuer                          Prior to the Offering
       -------------------------                       ---------------------

       Joseph R. Kessler                                  124,298 shares
       President, Executive Auto
       Leasing, Inc., a subsidiary of
       Crestar Bank

                              PLAN OF DISTRIBUTION

         This Prospectus relates to the offer and sale from time to time of the Common Stock by the Selling Stockholder. The Company is registering the Common Stock for sale to provide the holders thereof with freely tradeable securities. The registration of the Common Stock does not necessarily mean that any of the Common Stock will be offered or sold by the Selling Stockholder.

         The Company will not receive any proceeds from the offering and sale of the Common Stock by the Selling Stockholder. The Common Stock may be sold from time to time to purchasers directly by the Selling Stockholder. Alternatively, the Selling Stockholder may from time to time offer the Common Stock to or through underwriters, broker-dealers or agents. In connection with any such sale, any such broker-dealer may act as agent for the Selling Stockholder or may purchase from the Selling Stockholder all or a portion of the Common Stock as principal, and such sales may be made pursuant to any of the methods described below. Such sales may be made on the New York Stock Exchange or any other exchanges or markets on which the Common Stock is then traded, in negotiated transactions or otherwise at prices related to the then-current market prices or at prices otherwise negotiated. Underwriters, broker-dealers or agents may receive compensation in the form of commissions from the Selling Stockholder and/or the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholder and any underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of Common Stock by them and any commissions received by any such dealers or agents may be deemed to be underwriting commissions under the Securities Act.

         The Common Stock may also be sold in one or more of the following transactions: (a) block transactions in which a broker-dealer may sell all or a portion of such stock as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a Prospectus Supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such stock; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Stockholder in amounts to be negotiated immediately prior to the sale that will not exceed those customary in the types of transactions involved.

         At the time a particular offer of Common Stock is made, a Prospectus Supplement, if required, will be distributed which will set forth the names of any broker-dealers or agents and any commissions and other terms constituting compensation from the Selling Stockholder and any other required information. The Common Stock may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

         In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

         All expenses incident to the offering and sale of the Common Stock, if any, other than commissions, discounts and fees of underwriters, broker-dealers or agents, shall be paid by the Company.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10045. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, including the Company, with the Commission at http://www.sec.gov. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission in Washington, D.C. Registration Statements on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Securities to which this Prospectus relates. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement, including the exhibits thereto, which may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission under
Section 13 of the Exchange Act are hereby incorporated by reference in this
Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998; and (iii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the Prospectus Supplement.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to Crestar Financial Corporation, 919 East Main Street, P.O. Box 26665, Richmond, Virginia 23261-6665, Attention: Linda F. Rigsby, Senior Vice President and Corporate Secretary, (804) 782-7738.


                                  LEGAL OPINION

         The validity of the Securities offered hereby will be passed upon for the Company by Hunton & Williams, Richmond, Virginia, counsel for the Company. Gordon F. Rainey, Jr., a member of Crestar's Board of Directors, is a partner with Hunton & Williams.

                                     EXPERTS

         The consolidated financial statements of the Company and its subsidiaries incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

         The report of KPMG Peat Marwick LLP refers to their reliance on another auditors' report with respect to amounts related to Citizens Bancorp included in the Company's consolidated financial statements.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution

         The estimated expenses in connection with the offering are as follows:

           Securities and Exchange Commission registration fee.....     $ 2,107
           Accounting fees and expenses............................       2,500
           Legal fees and expenses.................................       2,500
                                                                         ------
                    TOTAL..........................................      $7,107


Item 15.      Indemnification of Officers and Directors

         The Company's Restated Articles of Incorporation implement the provisions of the Virginia Stock Corporation Act, which provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Restated Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Company also carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. In addition, the Virginia Stock Corporation Act and the Company's Restated Articles of Incorporation eliminate the liability of a director or officer of the Company in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated herein by reference.


Item 16.      Exhibits

5             Opinion of Hunton & Williams.

23.1          Consent of Hunton & Williams (included in Exhibit 5).

23.2          Consent of KPMG Peat Marwick LLP.

23.3          Consent of Deloitte & Touche LLP.

24 Power of Attorney (located on the signature page of this Registration Statement).

Item 17.      Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. (Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that the undertakings set forth in subparagraphs
         (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant further hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 3rd day of June, 1998.


                                       CRESTAR FINANCIAL CORPORATION
                                       (Registrant)


                                       By:    /s/ Richard G. Tilghman
                                              ------------------------------
                                              Richard G. Tilghman
                                              Chairman, Chief Executive Officer
                                              and Director
                                              (Principal Executive Officer)


                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Linda
F. Rigsby, Lathan M. Ewers, Jr. and David M. Carter, and each of them severally, as his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any Registration Statements filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 3rd day of June, 1998 by the following persons in the capacities indicated.

          Signature                                               Title
          ---------                                               -----

/s/ Richard G. Tilghman                              Chairman, Chief Executive Officer and Director
---------------------------------                    (Principal Executive Officer)
     Richard G. Tilghman


/s/ James M. Wells, III                              President, Chief Operating Officer and Director
---------------------------------
     James M. Wells, III


/s/ Richard F. Katchuk                               Corporate Executive Vice President and Chief
---------------------------------                    Financial Officer
     Richard F. Katchuk                              (Principal Financial Officer)



/s/ James D. Barr                                    Group Executive Vice President, Controller and
---------------------------------                    Treasurer
     James D. Barr                                   (Principal Accounting Officer)






                                      II-4

/s/ J. Carter Fox                                    Director
---------------------------------
     J. Carter Fox


/s/ Charles R. Longsworth                            Director
---------------------------------
     Charles R. Longsworth


/s/ Patrick J. Maher                                 Director
---------------------------------
     Patrick J. Maher


                                                     Director
---------------------------------
     Frank E. McCarthy


/s/ Paul D. Miller                                   Director
---------------------------------
     Paul D. Miller


                                                     Director
---------------------------------
     G. Gilmer Minor, III


/s/ Gordon F. Rainey, Jr.                            Director
---------------------------------
     Gordon F. Rainey, Jr.


/s/ Frank S. Royal, M.D.                             Director
---------------------------------
     Frank S. Royal, M.D.


                                                     Director
---------------------------------
     Alfred H. Smith, Jr.


                                                     Director
---------------------------------
     Jeffrey R. Springer


/s/ Eugene P. Trani                                  Director
---------------------------------
     Eugene P. Trani


                                                     Director
---------------------------------
     L. Dudley Walker


                                                     Director
---------------------------------
     Robert C. Wilburn


/s/ Karen Hastie Williams                            Director
---------------------------------
     Karen Hastie Williams


                                  EXHIBIT INDEX

Exhibit
Number            Exhibit
------            -------


5                 Opinion of Hunton & Williams

23.1              Consent of Hunton & Williams (included in Exhibit 5).

23.2              Consent of KPMG Peat Marwick LLP.

23.3              Consent of Deloitte & Touche, LLP

24 Power of Attorney (located on the signature page of this Registration Statement).



                                      II-6